EXHIBIT 99.3

     On May 5, 2008, the Company entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) to purchase Vurv Technology, Inc. (“Vurv”), a private company with headquarters in Florida. Vurv is a provider of on demand talent management software.  On July 1, 2008, the Company completed the acquisition of Vurv.  Accordingly, the assets, liabilities and operating results of Vurv will be reflected in the Company’s consolidated financial statements beginning in the third quarter of 2008.  The total consideration paid by the Company in connection with the acquisition was approximately $37.5 million in cash and approximately 3.8 million shares of Class A common stock, of which approximately $36.8 million in cash and approximately 3.3 million shares of Class A common stock were paid on the closing date.  Of the total consideration, Vurv preferred stockholders received $76.4 million in total consideration including the Company’s Class A common stock with a value of $52.8 million and cash of $23.6 million.  Approximately 0.5 million shares were placed into escrow for one year following the closing to be held as security for losses incurred by the Company in the event of certain breaches of the representations and warranties contained in the Reorganization Agreement or certain other events.  Additionally, approximately $0.3 million was placed into escrow to pay for expenses incurred by the stockholder representative in connection with its duties under the Reorganization Agreement, and approximately $0.4 million was placed in escrow to compensate the Company in the event certain expenses are incurred in connection with payments to certain Vurv employees.  In addition, the Company assumed obligations for outstanding options to purchase shares of Vurv common stock, which converted into options to purchase approximately 0.4 million shares of the Company’s common stock. Taleo also repaid approximately $9.0 million of Vurv debt on the closing date.

     The Company has accounted for the acquisition as a business combination under the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed of Vurv based upon their estimated fair values. The unaudited pro forma combined condensed financial statements below have been prepared giving effect to the Reorganization Agreement using the purchase method of accounting.  The following unaudited pro forma combined condensed financial statements and related notes represent, in the opinion of management, all adjustments necessary to present the Company’s pro forma results of operation in accordance with Article 11 of Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma combined condensed balance sheet gives effect to the acquisition as if the acquisition had occurred on June 30, 2008.  The unaudited pro forma combined condensed statements of operations for the fiscal year ended December 31, 2007 and six months ended June 30, 2008 gives effect to the acquisition as if the acquisition had occurred on January 1, 2007.

     The unaudited pro forma combined condensed financial statements, including the notes thereto, do not reflect any potential cost savings or other synergies that could result from the Reorganization Agreement. The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results that would have been achieved if the Reorganization agreement had been consummated on the date indicated. The unaudited pro forma combined condensed financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and other financial information pertaining to the Company contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the SEC on March 14, 2008, and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which was filed with the SEC on August 11, 2008.  Taleo historical financial information presented in the unaudited pro forma combined condensed financial statements was obtained from its audited financial statements as of and for the year ended December 31, 2007 and its unaudited financial statements as of and for the six months ended June 30, 2008.  Vurv historical information presented in the unaudited pro forma combined condensed balance sheet as June 30, 2008 and in the unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2008 was prepared from unaudited historical information provided by Vurv.  Vurv historical information presented in the pro forma combined condensed statement of operations for the year ended December 31, 2007 was obtained from its audited financial statements as of and for the year ended January 31, 2008.   Vurv fiscal year end of January 31, 2008 overlaps with the Company’s six month reporting period ended on June 30, 2008.  As a result, Vurv's financial information for the month ended January 31, 2008 is presented twice in the Company’s pro forma combined condensed statemtents of operations:  once in the statement of operations for the year ended December 31, 2007 and once in the statement of operations for the six months ended June 30, 2008.

TALEO CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
AS OF JUNE 30, 2008
(in thousands, except share and per share data)

	Historical
	Taleo	Vurv	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$104,735	$223	$(46,541)	(2)	$58,417
Accounts receivable, net	29,558	8,868	-		38,426
Other current assets	12,426	2,260	(1,334)	(3)	13,352

Total current assets	146,719	11,351	(47,875)		110,195

Property and equipment, net	21,131	4,731	177	(4)	26,039
Goodwill	9,707	9,966	73,297	(5)	92,970
Other intangibles, net	1,186	1,415	47,885	(6)	50,486
Other non-current assets	6,349	1,561	(3,953)	(7)	3,957

Total assets	$185,092	$29,024	$69,531		$283,647

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$24,558	$8,857	$4,286	(8)	$37,701
Deferred revenue and customer deposits	42,498	15,809	(8,552)	(9)	49,755
Notes payable	-	9,000	(9,000)	(10)	-
Other current liabilities	18	1,139	132	(11)	1,289

Total current liabilities	67,074	34,805	(13,134)		88,745

Non-current liabilities:
Fair value redeemable preferred stock conversion feature	-	20,316	(20,316)	(12)	-
Non-current deposits and long-term deferred revenue	1,254	139	-		1,393
Other non-current liabilities	3,695	1,502	54	(11)	5,251

Class B Redeemable Common Stock, $0.00001 par value, 4,038,287 shares authorized; 462,118 shares outstanding at June 30, 2008	-	-	-		-

Total liabilities	72,023	56,762	(33,396)		95,389

Exchangeable share obligation	226	-	-		226

Redeemable preferred stock		53,704	(53,704)	(12)	-

Stockholders’ equity:
Class A Common Stock	—	30	(30)	(13)	-
Additional paid-in capital	159,765		75,189	(14)	234,954
Accumulated deficit	(48,712)	(75,012)	75,012	(13)	(48,712)
Treasury stock and accumulated other comprehensive income	1,790	(6,460)	(6,460)	(13)	1,790

Total stockholders’ equity	112,843	(27,738)	102,927		188,032

Total liabilities and stockholders’ equity	$185,092	$29,024	$69,531		$283,647

TALEO CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2008
(in thousands, except per share data)

	Historical
	Taleo	Vurv	Pro forma Adjustments	Notes	Pro forma Combined
Revenue:
Application	61,076	$18,846	$-		$79,922
License		918	-		918
Consulting	14,967	7,254	-		22,221

Total revenue	76,043	27,018	-		103,061

Cost of revenue:
Application	12,646	5,879	623	(15)	19,148
License		24	-		24
Consulting	11,283	5,089	-		16,372

Total cost of revenue	23,929	10,992	623		35,544

Gross profit	52,114	16,026	(623)		67,517

Operating expenses:
Sales and marketing	22,502	8,922	4,024	(15)	35,448
Research and development	14,399	4,818	(21)	(15)	19,196
General and administrative	13,763	10,235	(56)	(15)	23,942
Restructuring	281	-	-		281

Total operating expenses	50,945	23,975	3,946		78,866

Operating income / (loss)	1,169	(7,949)	(4,569)		(11,349)

Other income / (expense):
Increase in fair value of redeemable preferred stock conversion feature		46,258	(46,258)	(12)	-
Interest income	1,296	18	(625)	(16)	689
Interest expense	(86)	(510)	263	(17)	(333)

Total other income / (loss), net	1,210	45,766	(46,620)		356

Income / (loss) before provision for income taxes	2,379	37,817	(51,190)		(10,994)
Provision / (benefit) for income taxes	(296)	26	(96)	(18)	(366)
Net income / (loss)	$2,675	$37,791	$(51,094)		$(10,628)

Net income / (loss) per share attributable to Class A common stockholders — basic	$0.10				$(0.37)
Net income / (loss) per share attributable to Class A common stockholders — diluted	$0.09				$(0.37)

Weighted-average Class A common shares — basic	25,538		3,345	(19)	28,883

Weighted-average Class A common shares — diluted	28,994		(111)	(19)	28,883

TALEO CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(in thousands, except per share data)

	Historical
	Taleo	Vurv	Pro forma Adjustments	Notes	Pro forma Combined
Revenue:
Application	$105,092	$34,419	$-		$139,511
License		1,328	-		1,328
Consulting	22,849	13,282	-		36,131

Total revenue	127,941	49,029	-		176,970

Cost of revenue:
Application	22,602	9,880	1,931	(15)	34,413
License		106	-		106
Consulting	18,026	8,688	-		26,714

Total cost of revenue	40,628	18,674	1,931		61,233

Gross profit	87,313	30,355	(1,931)		115,737

Operating expenses:
Sales and marketing	36,916	13,520	7,037	(15)	57,473
Research and development	22,981	8,086	(10)	(15)	31,057
General and administrative	23,734	11,482	(25)	(15)	35,191
Restructuring	-	-	-		-

Total operating expenses	83,631	33,088	7,002		123,721

Operating income / (loss)	3,682	(2,733)	(8,933)		(7,984)

Other income / (expense):
Decrease in fair value of redeemable preferred stock conversion feature		(4,986)	4,986	(12)	-
Interest income	3,045	84	(1,892)	(16)	1,237
Interest expense	(137)	(811)	463	(17)	(485)

Total other income / (loss), net	2,908	(5,713)	3,557		752

Income / (loss) before provision for income taxes	6,590	(8,446)	(5,376)		(7,232)
Provision / (benefit) for income taxes	2,707	241	115	(18)	3,063
Net income / (loss)	$3,883	$(8,687)	$(5,491)		$(10,295)

Preferred stock dividend requirements		(4,017)	4,017		-
Net income / (loss) attributable to common stockholders	$3,883	$(12,704)	$(1,474)		$(10,295)
Net income / (loss) per share attributable to Class A common stockholders — basic	$0.16				$(0.37)
Net income / (loss) per share attributable to Class A common stockholders — diluted	$0.13				$(0.37)

Weighted-average Class A common shares — basic	24,116		3,345	(19)	27,461

Weighted-average Class A common shares — diluted	28,777		(1,316)	(19)	27,461

Notes to the Unaudited Pro Forma Combined Condensed Financial Statements

NOTE. 1 BASIS OF PRESENTATION

     The unaudited pro forma combined condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.

NOTE 2. DESCRIPTION OF THE VURV TECHNOLOGY, INC. ACQUISITION

On May 5, 2008, the Company entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) to purchase Vurv Technology, Inc. (“Vurv”), a private company with headquarters in Florida. Vurv is a provider of on demand talent management software.  On July 1, 2008, the Company completed the acquisition of Vurv.  Accordingly, the assets, liabilities and operating results of Vurv will be reflected in the Company’s consolidated financial statements beginning in the third quarter of 2008.  The total consideration paid by the Company in connection with the acquisition was approximately $37.5 million in cash and approximately 3.8 million shares of Class A common stock, of which approximately $36.8 million in cash and approximately 3.3 million shares of Class A common stock were paid on the closing date.  Of the total consideration, Vurv preferred stockholders received a total of $76.4 million in consideration including the Company’s Class A common stock with a value of $52.8 million and cash of $23.6 million.  Approximately 0.5 million shares were placed into escrow for one year following the closing to be held as security for losses incurred by the Company in the event of certain breaches of the representations and warranties contained in the Reorganization Agreement or certain other events.  Additionally, approximately $0.3 million was placed into escrow to pay for expenses incurred by the stockholder representative in connection with its duties under the Reorganization Agreement, and approximately $0.4 million was placed in escrow to compensate the Company in the event certain expenses are incurred in connection with payments to certain Vurv employees.  In addition, the Company assumed obligations for all outstanding options to purchase shares of Vurv common stock, which converted into options to purchase approximately 0.4 million shares of the Company’s common stock Taleo also repaid approximately $9.0 million of Vurv debt on the closing date.

(1) Under purchase accounting, the purchase price has been preliminarily allocated to the net identifiable assets based on their estimated fair value at the date of acquisition. As part of our process we performed a valuation analysis to determine the fair values of certain identifiable intangible assets of Vurv as of the valuation date. This analysis was used as the basis for the preliminary allocation of the purchase price among the acquired identifiable intangible assets of Vurv. The excess of the purchase price over the net identifiable assets has been recorded to goodwill.  The Company expects the allocation of the purchase price to be final in the second quarter of 2009.  The Company does not expect a material change in the preliminary allocation of the purchase price.

Preliminary allocation of purchase price
	Vurv	Elimination	Purchase	Amount
	Historical	Entry	Entry	(In thousands)
Cash and cash equivalents	$223			$223
Accounts receivable, net	8,868			8,868
Other current assets	2,260	(1,334)		926
Property and equipment	4,731	177		4,908
Goodwill	9,966	(9,966)	83,262	83,262
Intangible Assets	1,415	(1,415)	49,300	49,300
Non-current assets	1,561	(1,034)		527
Accounts payable and accrued liabilities	(8,857)	(3,767)		(12,624)
Other current liabilities	(1,139)	(132)		(1,271)
Deferred revenue	(15,809)	8,552		(7,257)
Non-current liabilities	(1,502)	(54)		(1,556)
Non-current deferred revenue	(139)			(139)
Total estimated purchase price				$125,167

Purchase Price	Amount
(In thousands)
Cash	$46,541
Estimated fair value of common stock issued	73,444
Estimated fair value of stock options assumed	1,745
Accrued transaction cost	3,438
Total estimated purchase price	$125,167

The following adjustments have been reflected in the unaudited pro forma combined condensed financial statements and the preliminary allocation of purchase price table:

Balance Sheet

(2) Adjustment to record the payments of $46.5 million cash related to the acquisition of Vurv.

Consideration	Amount
(In thousands)
Cash	$33,815
Employee Severance - Escrow	375
Expense Escrow	250
Third party fees	2,952
Notes payable (Including fees of $149,000)	9,149
Total cash consideration	$46,541

(3) Adjustment to to write-off Vurv deferred commission with no future value.

Other current assets	Amount
(In thousands)
Other current assets - Vurv	$2,260
Write-off deferred commission - Vurv	(1,334)
Fair value Vurv current assets	$926

(4) Adjustment to record step-up in value of certain Vurv fixed assets from their net book value to their estimated fair value.

Property and Equipment	Amount
(In thousands)
Historical Vurv fixed assets	$4,731
Write-up of fixed assets	177
Fair value Vurv fixed assets	$4,908

(5) Adjustment to record the excess of purchase price over the estimated fair value of the identifiable net assets acquired (Goodwill):

Goodwill	Amount
(In thousands)
Goodwill - Vurv	$83,263
Write-off historical Vurv goodwill	(9,966)
Adustment to goodwill	$73,297

(6) Adjustment to record the allocation of the acquisition cost to the estimated fair value of assets acquired based on an independent appraisal:

Indentifiable intangible assets	Average Estimated Useful Life (Years)	Amount
		(In thousands)
Developed Technology	5	$9,390
Customer Relationships	6	39,240
Non-compete agreements	2	410
Tradename	2	260
Total Vurv intangible assets acquired		$49,300

Vurv intangible assets prior to acquisition		(1,415)

Intangible assets adjustment	$47,885

(7) Adjustment to reclass deferred cost associated with the acquisition of Vurv to goodwill and to write-off Vurv deferred commission with no future value.

Other non current assets	Amount
(In thousands)
Reclassification of tranaction cost to goodwill	$(2,919)
Adjustment to write-off Vurv deferred commission	(1,034)
Adustment to non-current assets	$(3,953)

(8) Adjustment to estimated exit cost (severance, employee benefits facility closure cost) associated with the acquisition of Vurv.  Additionally, the Company paid consideration directly to vendors on Vurv’s behalf for direct transaction cost:

Accounts payable and accrued liabilities	Amount	Vurv Adjustment
	(In thousands)
Accrued exit cost associated with Vurv	$5,307	$5,307
Accrual transaction fees	519
Payment of transaction fees on Vurv's behalf	(149)	(149)
Payment of transaction fees on Vurv's behalf	(1,391)	(1,391)
Adustment to accounts payable and accrued liabilities	$4,286	$3,767

(9) Adjustment to write-down deferred revenue to the estimated fair value of the contractual obligation to customers:

Deferred revenue	Amount
(In thousands)
Historical Vurv deferred revenue	$(15,809)
Fair Value Vurv deferred revenue	7,257
Adustment to reduce deferred revenue to fair value	$(8,552)

(10) Adjustment releated to payment of $9.0 million Vurv notes payable outstanding balance at closing.

(11) Adjustment to record step-up in capital lease value.

Other current and non-current liabilities	Amount
(In thousands)
Historical other current liabilities - Vurv	$1,139
Write-up of capital leases	132
Fair value current liabilities	$1,271

Historical other non-current liabilities - Vurv	$1,502
Write-up of capital leases	54
Fair value non-current liabilities	$1,556

(12) Adjustment to record the elimination of fair value of redeemable preferred stock conversion feature and preferred stock.  Vurv preferred stockholders received $76.4 million in total consideration including the Company’s Class A common stock with a value of $52.8 million and cash of $23.6 million.

(13) Adjustment to reflect the elimination of the historical Vurv common stock, accumulated deficit, treasury stock and other comprehensive income.

Stockholders' equity	Amount
(In thousands)
Adjustment to write-off Vurv common stock	$(30)

Adjustment to write-off Vurv accumulated deficit	$75,012

Adustment to write-off treasury stock and accumulated other comprehensive income	$8,021

 (14).  Adjustment to record additional paid-in capital resulting from the Company issuing 3.8 million shares of its Class A common stock and assuming outstanding options to purchase shares of Vurv common stock, which converted into options to purchase approximately 0.4 million shares of Taleo common stock as consideration.  The value of the common stock issued was valued using a stock price of $19.21 is based on the Company’s average stock price a few days before and after the transaction signature date, May 5, 2008.  The fair value of the 281,214 vested and 127,222 unvested stock options assumed was determined in accordance FAS 123(R ) Share-Based Payment using the Black-Scholes-Merton option pricing model.

Additional paid-in capital	Amount
(In thousands)
Issuance of Taleo common A stock - 3,823,192	$73,444
Estimated fair value of Taleo stock options converted from Vurv stock options	1,745
Paid-in capital adjustment	$75,189

Statement of Operations
15) Adjustment to reduce share-based compensation expense associated with the conversion of Vurv stock options to the Company’s stock options.  Had the transaction occurred on January 1, 2007, share-based compensation expense for both the year ended December 31, 2007 and the six months ended June 30, 2008, would have been reduced by approximately $0.1 million.

Adjustment to amortize identifiable intangible assets resulting from the allocation of the Vurv purchase price. The pro forma adjustment assumes that the identifiable intangibles will be amortized on a straight-line basis over their estimated lives (remaining intangibles including goodwill will be tested for impairment).  Had the transaction occurred on January 1, 2007, amortization expense for the year ended December 31, 2007 would have been approximately $8.9 million and amortization expense for the six months ended June 30, 2008 would have been approximately $4.7 million.

Adjustment for depreciation expense associated with the step-up in value of certain Vurv fixed assets from their net book value to their estimated fair value.  Had the transaction occurred on January 1, 2007, depreciation expense for the year ended December 31, 2007 would have been approximately $60,000 and depreciation expense for the six months ended June 30, 2008 would have been approximately $30,000.

Pro Forma Expense Adjustments
For the Six Months Ended June 30, 2008
	Share-based Compensation	Amortization Intangible Assets	Depreciation	Total
	(In thousands)
Cost of revenue	$(15)	$608	$30	$623
Sales and marketing	(32)	4,056		4,024
Research and development	(21)			(21)
General and administrative	(56)			(56)
Total	$(124)	$4,664	$30	$4,569

Pro Forma Expense Adjustments
For the Year Ended December 31, 2007
	Share-based Compensation	Amortization Intangible Assets	Depreciation	Total
	(In thousands)
Cost of revenue	$(7)	$1,878	$59	$1,931
Sales and marketing	(14)	7,051		7,037
Research and development	(10)			(10)
General and administrative	(25)			(25)
Total	$(55)	$8,929	$59	$8,933

(16) Adjustment to record reduction in estimated interest income earned at an assumed rate of approximately 1.34% for the six months ended June 30, 2008 and 4.06% for the year ended December 31, 2007on cash and cash equivalents as a result of paying cash proceeds of $46.5 million in connection with the acquisition of Vurv.  The reduction in interest for the six months ended June 30, 2008 and the year ended December 31, 2007 totaled $0.6 million and $1.9 million, respectively.
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(17) Adjustment to record reduction in estimated interest expense at an assumed rate of approximately 6.5% for the six months ended June 30, 2008 and the year ended December 31, 2007 resulting from the pay-off of $9.0 million in debt in connection with the acquisition of Vurv.  Interest expense reduction associated with pay-off debt was $0.3 million for the six months ended June 30, 3008 and $0.5 million for the year ended December 31, 2007

(18) Amount represents tax items related to the consummation of this transaction and have been adjusted in the Pro Forma Consolidated Statement of Operations.

(19) Basic pro forma loss per share was calculated based on the Company’s outstanding common stock at June 30, 2008 and December 31, 2007, which reflects 3,345,000 shares of the Company’s common stock issued in connection with the acquisition of Vurv.

	Six Months Ended June 30, 2008	Year Ended December 31, 2007
Share issued to Vurv shareholders (excluding 477,899 shares in escrow)	3,345	3,345
Antidilutive shares	(3,456)	(4,661)

Pro forma weighted-average Clas A common shares - dilutive	(111)	(1,316)